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                                                                   EXHIBIT 10.9R


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                          EQUIPMENT PURCHASE AGREEMENT
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The following document constitutes a Purchase Agreement between:

SUMMIT V, INC., a subsidiary of Jenkon International, Inc., a corporation organized and existing under the laws of the State of Washington, United States of America, located at 4601 NE 77TH AVENUE, SUITE 300, VANCOUVER, WA 98662, hereinafter referred to as Seller, and


IS 14, Inc. (Maxxis Group, Inc.), a corporation organized and existing under the State of GEORGIA, United States of America, located at 11205 ALPHARETTA HWY, SUITE G-3, ROSWELL, GA 30076 hereinafter referred to as BUYER.


1.       BASIS OF AGREEMENT
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         Buyer agrees to purchase the equipment identified herein, and Seller agrees to sell the respective specified products listed at the Agreement price in Paragraph 3.1 as agreed upon in the Terms and Conditions of this Equipment Purchase Agreement.

2.       HARDWARE EQUIPMENT

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LIST OF EQUIPMENT                                                       PRICE
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
MONOLITH MARQUIS POWER SERVER                                       $14,750.00

1    Intel 586/200mhz Pentium Pro Processor
1    SVGA 14' Color System Monitor and 101 -Key Keyboard
1    2.0 GB Hard Disk
1    1.44 MB Diskette Drive
1    32MB RAM
1    2 Serial Ports
1    Parallel Printer Port
1    SmartSource UPS 650
1    2.5 Gb 1/4 Tape Back-Up System
1    16 - Port Mux
1    1 year On-Site Maintenance
1    Support Modem with Cable
1    On-Site Installation

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

3.        PRICE AND PAYMENT SCHEDULE
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3.1     The stated price that Buyer agrees to pay Seller for the full performance of this Agreement is the sum of: $14,750.00

3.2      PAYMENT SCHEDULE

         Deposit of        $7,375.00                 due upon execution of this Agreement.
         Payment of        $3,688.00                 due February 22, 1997.
         Balance of        $3,688.00                 due upon installation of base hardware package at Licensee site.

         Any late payment according to the terms set forth in the payment schedule above shall be subject to


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         a late payment charge of one and one half percent (I 1/2%) per month, or the maximum allowed by law, whichever is less, on the past due balance, commencing with the payment's due date.

4.       EFFECTIVE DATE
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         Date 2/2/97.  This is the effective date of this Agreement.

5.       HARDWARE PURCHASE
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5.1      DELIVERY/DELAYS

         The Seller shall deliver the equipment in conjunction with the Manufacturer's production schedule; and in any case, no later that sixty days. Delivery shall be the date on which:

         - The Equipment arrives at the Buyer's installation address, or
         - The Manufacturer delivers the product to the Buyer's freight carrier, or
         - The Buyer takes possession from the Seller's freight carrier.

5.2      WARRANTIES

         The equipment purchased pursuant to this Agreement is manufactured by a vendor other than Seller, and any warranties for the equipment specified herein shall be only as may be provided by the vendor/manufacturer, SELLER MAKES NO WARRANTIES, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO SUCH EQUIPMENT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         Seller shall assign to Buyer the benefits of the vendor/manufacturer's warranty which Seller may receive from vendor/manufacturer with respect to such equipment. Seller will furnish Buyer with a copy of the standard warranty which may be applicable to the machine from the vendor/manufacturer. Seller agrees to test such equipment and process all returns or warranty.

         Seller agrees to take no action nor fail to take any action which would make vendors/manufacturers warranty inapplicable to the Buyer unless requested to do so by the Buyer.

5.3      EQUIPMENT ACCEPTANCE

         Acceptance takes place when the Hardware has been installed and the Operating System software has been loaded either by Buyer, or by Seller, or by Manufacturer's Service Technician. Acceptance for peripheral equipment, not a part of the system equipment, such as video terminals, printers, modems, occurs when said peripheral equipment is received by Buyer. Title to the equipment will be delivered to Buyer upon receipt of payment in full.

5.4      DEPOSIT AND RESTOCKING FEES

         Buyer recognizes that any deposit paid under this Agreement will be withheld as down payment for equipment ordered by Seller for Buyer. Should Buyer cancel this Agreement, any deposit refunded under this Agreement will be subject to a deduction of a minimum of $1,500, actual costs incurred by Seller, or 10% of the value of the equipment as per this Agreement, whichever is the greater.

         The equipment price stated herein is exclusive of all taxes, duties and other governmental charges. The Buyer agrees to pay any and all taxes, and other governmental charges on the equipment however designated or levied whether or not specifically included in this Agreement.


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5.6      LIMITATION OF REMEDIES

         The entire liability of Seller to Buyer, or to any third party, and the Buyer's exclusive remedy, shall be as follows:

         Seller's liability for damages to the Buyer or any third party for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including negligence, shall be limited to direct and actual damages directly and solely caused by Seller's performance or nonperformance hereunder and will not exceed the purchase price paid by Buyer for the specific equipment that is the subject matter of, or is directly related to, the cause of action. The measure of damages shall not include any amounts for indirect, consequential, or punitive damages of any party, including third parties, or for damages which could have been avoided, and the data furnished by the equipment has been verified before utilization thereof. In no event will Seller be liable for any damages caused by the Buyer's failure to perform the Buyer's responsibilities, or for any lost profits or savings or other consequential damages, regardless of the form of action, whether in contract or in tort, including negligence, even if Seller has been advised of the possibility of such damages, or for any claim against the Buyer by another party, or for any damages caused by performance or nonperformance of the equipment.

5.7      MANUALS

         Seller will provide one full set of the required primary System Manuals as provided by manufacturer.

5.8      COMMUNICATION AND POWER WIRING

         The actual installation of wiring and the associated costs are the responsibility of the Buyer. The proper electrical service must be available prior to the installation of the Computer. To make it possible to do remote system maintenance, and acceptable modem must be connected to the computer, and a voice-grade phone live for this must be installed prior to the equipment installation. The operator must also have access to another voice communication phone adjacent to the System console terminal. Seller shall provide functional and technical specifications to allow Buyer to comply with the requirements of this section.

6.       GENERAL:
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6.1      DEFAULT

         It is a default under this Agreement if any one or more of the following events occur and Seller is adversely affected:

         6.1.1 Buyer breaches any one or more of the covenants, terms or conditions of this Agreement to be paid, performed, or complied with by Buyer; or

         6.1.2    Buyer becomes bankrupt or insolvent

                           In the event that a default on the payment terms occur on this agreement, Seller may exercise his rights of enforcement under the Uniform Commercial Code in force in the State of STATE at the date of this Security Agreement and, in conjunction with, addition to,, or substitution for those rights, at Seller's discretion, may

         6.1.3    Section Removed

         6.1.4 Enter upon Licensee's premises to take possession of, assemble, and collect the Collateral or render it unusable.


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6.2      SECURITY INTEREST GRANTED

         Licensee hereby grants a money purchase security interest in and assigns to the Licensor the collateral described in Section 6.1.4 above to secure payment and performance of this Agreement.

         Licensee will sign and execute any financing statement or other document or procure any document and pay all connected costs necessary to protect the security interest of Licensee against the rights and interests of a third party.

         This security interest will be removed after has been paid in full, the amount of which is stipulated in Section 6.1.3 above.

6.3      NOTICES

         All other notices required hereunder shall be given in writing and shall be personally delivered or sent by postage prepaid mail addressed to the parties at their addresses first mentioned, or at such other addresses as either party may designate to the other by notice as provided in this Section. Notices shall be deemed effective upon their deposit into the U.S. Mail, properly addressed and postage prepaid.

6.4      INVALID PROVISIONS

         If any provision of this Agreement be invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby.

6.5      ENTIRE AGREEMENT

         This Agreement supersedes all prior agreements, letters of intent, negotiations, representations and proposals, written or oral, requests for proposals, or previous discussions of the parties. There have been no other promises or inducements, oral or written, given by any party to the other to enter into this Agreement. The parties agree that this Agreement or any term or provision thereof shall not be modified in any manner whatsoever without the written authorization of both parties hereto and signed by both an authorized representative of Buyer and by an authorized representative of Seller.

6.6      ARBITRATION

         If any controversy or dispute arises out of this Agreement, or the breach thereof, the parties will endeavor to settle such dispute amicably. If the parties shall fail to settle any dispute, such dispute shall be finally settled by blinding arbitration conducted in Clark County, Washington. All arbitration shall be in accordance with the then existing Commercial Arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof-, provided that nothing in this Section shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in this Agreement shall be valid and sufficient. If either party seeks to enforce its rights under this Agreement, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party.

6.7      ATTORNEY FEES

         The Prevailing party in any arbitration or lawsuit concerning this Agreement or any matter related thereto shall be entitled to any award of reasonable attorney fees and costs from the other, including fees incurred through trial, appeal or in bankrupt proceedings. Seller shall be entitled to recover reasonable attorney's fees incurred with regard to collection of payments due to repossession or disposal of collateral, without regard to the institution of legal proceedings.



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7.       AUTHORIZED SIGNATURE
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         This Agreement shall be binding upon Buyer and Seller only at such time as it has been signed by an Authorized Officer of the Buyer and by an Officer, identified below, of Seller.

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ACCEPTED BY:                   Summit V, Inc.              IS 14, Inc.

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NAME (PLEASE PRINT)            Brian W. Maggs              James W. Brown
                                                           (Maxxis Group, Inc.)

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NAME (SIGNATURE)               /S/ Brian W. Maggs          /s/ James W. Brown

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TITLE:                         Executive Vice President    President

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DATE:                          2/10/97                     2/2/97

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